April 30, 2024

Sonoco Reports First Quarter 2024 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its first quarter ended March 31, 2024.
Summary:

•Generated $166 million of operating cash flow and $80 million of Free Cash Flow
•Achieved net income attributable to Sonoco of $65 million, Adjusted EBITDA of $245 million, diluted earnings per share of $0.66 and diluted Adjusted earnings per share of $1.12; higher productivity of $51 million partially offset price/cost pressures and lower volumes
•Completed the sale of Protective Solutions on April 1, 2024, as part of our strategy to simplify our portfolio and used the majority of the $82 million cash proceeds to pay down debt
•Revised Adjusted EPS and Adjusted EBITDA guidance to reflect the completed sale of Protective Solutions and reaffirmed operating cash flow guidance
•Increased the quarterly dividend on April 17, 2024 for the 41st consecutive year to $0.52 per share
•Entered a Virtual Power Purchase Agreement (“VPPA”) to contract a significant portion of Sonoco’s expected U.S. electricity consumption in 2025 and support Sonoco’s emissions reduction goals
•Released our 2023 Corporate Sustainability Report detailing progress on sustainability initiatives

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Sonoco Reports First Quarter 2024 Results - Page 2

First Quarter 2024 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	March 31, 2024	April 2, 2023	Change

Net sales[1]	$1,638	$1,730	(5)%
Operating profit	$112	$230	(51)%
Net income attributable to Sonoco	$65	$148	(56)%
EPS (diluted)	$0.66	$1.50	(56)%

[1]Net sales for the three months ended April 2, 2023 include $33 million from recycling operations. Effective January 1, 2024, recycling operations are conducted as a procurement function, hence, recycling sales margins are only reflected in cost of sales.

	Three Months Ended
Non-GAAP Results[2]	March 31, 2024	April 2, 2023	Change

Adjusted operating profit	$176	$213	(18)%
Adjusted EBITDA	$245	$276	(11)%
Adjusted net income attributable to Sonoco (“Adjusted Earnings”)	$111	$138	(19)%
Adjusted EPS (diluted)	$1.12	$1.40	(20)%

2 See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures later in this release.

•Net sales decreased 5% to $1.6 billion driven by lower pricing and the treatment of recycling operations as a procurement function beginning January 1, 2024; volumes remained flat as lower volumes offset the benefit of acquisitions
•GAAP operating profit decreased to $112 million primarily due to the absence of gains ($72 million) recognized in Q1 2023 related to the sales of the Company’s timberland properties and Sonoco Sustainability Solutions; lower volumes and price/cost were partially offset by higher productivity
•Effective tax rates on GAAP and Adjusted Earnings were 21.3% and 25.6%, respectively, in Q1 2024 compared to 24.3% and 24.8%, respectively, in Q1 2023
•GAAP net income attributable to Sonoco decreased to $65 million resulting in GAAP EPS (diluted) of $0.66
•Adjusted Earnings decreased to $111 million resulting in Adjusted EPS (diluted) of $1.12
•Adjusted operating profit and Adjusted EBITDA decreased to $176 million and $245 million, respectively, due to lower volumes in the Consumer Packaging (“Consumer”) segment and unfavorable price/cost in the Industrial Packaging (“Industrial”) segment, which were partially offset by higher productivity across the portfolio

“Sonoco delivered first quarter results in line with our expectations”, said Sonoco’s President and CEO, Howard Coker. “While the overall demand environment remains muted and price/cost headwinds persist, focused execution and operating discipline delivered $51 million of productivity from value creating capital investments and business simplification initiatives over the past several years. On the strategic front, we continued to make notable progress on portfolio alignment with the sale of our Protective Solutions business, integration of our flexibles and thermoformed businesses, and strengthening our strategic pipeline of both organic and inorganic investment opportunities.”

First Quarter 2024 Segment Results
(Dollars in millions except per share data)

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Sonoco Reports First Quarter 2024 Results - Page 3
Sonoco reports its financial results in two reportable segments: Consumer and Industrial, with all remaining businesses reported as All Other.

	Three Months Ended
Consumer Packaging	March 31, 2024	April 2, 2023	Change

Net sales	$911	$958	(5)%
Segment operating profit	$93	$96	(4)%
Segment operating profit margin	10%	10%
Segment Adjusted EBITDA[1]	$129	$129	—%
Segment Adjusted EBITDA margin[1]	14%	13%

•Effective January 1, 2024, the Company’s flexible packaging and thermoformed packaging businesses were integrated within the Consumer segment to streamline operations, enhance customer service, and better position the business to accelerate growth
•Consumer net sales were down 5% to $911 million as volumes continued to be impacted by lower consumer purchases from inflationary pricing impacts, primarily in snacks and confectionary markets. Metal Packaging experienced year over year growth in aerosol volumes and declines in food volumes
•Consumer operating profit decreased 4% to $93 million due to lower volumes and negative price/cost, partially offset by continued strong productivity

	Three Months Ended
Industrial Paper Packaging	March 31, 2024	April 2, 2023	Change

Net sales[2]	$593	$616	(4)%
Segment operating profit	$66	$94	(30)%
Segment operating profit margin	11%	15%
Segment Adjusted EBITDA[1]	$95	$121	(21)%
Segment Adjusted EBITDA margin[1]	16%	20%
•Effective January 1, 2024, we began conducting our recycling operations as a procurement function with recycling sale margins reflected only in cost of sales
•Industrial net sales decreased 4% to $593 million driven by lower index-related pricing, continued weakness in global converted products, and the conduct of recycling as a procurement function, which was partially offset by higher demand in paper and revenues from acquisitions
•Continued price/cost pressures were partially offset by strong productivity and the benefit from acquisitions which resulted in an operating profit margin of 11% and Adjusted EBITDA margin of 16%

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Sonoco Reports First Quarter 2024 Results - Page 4

	Three Months Ended
All Other	March 31, 2024	April 2, 2023	Change

Net sales	$134	$156	(14)%
Operating profit	$17	$23	(24)%
Operating profit margin	13%	15%
Adjusted EBITDA[1]	$21	$26	(20)%
Adjusted EBITDA margin[1]	16%	17%
•Net sales declined 14% due to lower volumes in temperature assured packaging from product transitions
•Operating profit and Adjusted EBITDA declined by 24% and 20%, respectively, from lower volumes and negative price/cost, partially offset by higher productivity

1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
2Net sales for the three months ended April 2, 2023 include $33 million from recycling operations.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $172 million as of March 31, 2024, compared to $152 million as of December 31, 2023
•Total debt was $3.1 billion as of March 31, 2024, essentially flat compared to December 31, 2023
•On March 31, 2024, the Company had available liquidity of $1.1 billion, including the undrawn availability under its revolving credit facility
•Cash flow from operating activities for the first quarter 2024 was $166 million, compared to $98 million in the same period of 2023
•Capital expenditures, net of proceeds from sales of fixed assets, for the first three months of 2024 were $86 million, compared to $12 million for the same period last year, which included net proceeds from the sale of our timberland properties of $71 million
•Free Cash Flow for the first three months of 2024 was $80 million compared to $86 million for the same period of 2023. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release
•Dividends paid during the quarter ended March 31, 2024 increased to $50 million compared to $48 million for the same quarter of the prior fiscal year

Guidance(1)
Second Quarter 2024
•Adjusted EPS(2): $1.25 to $1.35

Full Year 2024
•Adjusted EPS(2): $5.00 to $5.30
•Cash flow from operating activities: $650 million to $750 million
•Adjusted EBITDA: $1,050 to $1,090

Commenting on the Company’s outlook, Coker said, “At the midpoint of second quarter 2024 guidance, we expect sequential adjusted earnings per share improvement of 16% over first quarter results from increased sales in metal packaging and trade paper and continued strong productivity across all businesses. We will continue to make progress on our portfolio simplification efforts while remaining focused on financial discipline and returning capital to our shareholders.”
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Sonoco Reports First Quarter 2024 Results - Page 5
(1)Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of inflation, the continued challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Second quarter and full year 2024 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, a quantitative reconciliation of Adjusted EPS guidance has been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

Effective January 1, 2024, the Company integrated its flexible packaging and thermoformed packaging businesses within the Consumer segment in order to streamline operations, enhance customer service, and better position the business for accelerated growth. As a result, the Company changed its operating and reporting structure to reflect the way it now manages its operations, evaluates performance, and allocates resources. Beginning this reporting period, the Company’s consumer thermoformed businesses moved from the All Other group of businesses to the Consumer segment. The Company’s Industrial segment was not affected by these changes.

Conference Call Webcast
Management will host a conference call and webcast to further discuss these results beginning at 8:30 am EDT, Wednesday, May 1, 2024. The live conference call and a corresponding presentation can be accessed via the Company’s Investor Relations website at https://investor.sonoco.com. To listen via telephone, please register in advance at https://edge.media-server.com/mmc/p/95xz4bah/. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s Investor Relations website for at least 30 days.

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports First Quarter 2024 Results - Page 6
About Sonoco
With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 22,000 employees working in more than 300 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products and a better world for our customers, employees and communities. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “assume,” “believe,” “committed,” “continue,” “could,” “estimate,” “expect,” “focused,” “future,” “guidance,” “likely,” “may,” “ongoing,” “outlook,” “potential,” “seek,” “strategy,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including second quarter and full year 2024 outlook and the anticipated drivers thereof; the Company’s ability to support its customers and manage costs; opportunities for productivity and other operational improvements; price/cost, customer demand and volume outlook; expected benefits from and integration efforts related to acquisitions and divestitures; the Company’s expectations with respect to the VPPA and its contribution to the Company’s emissions reduction goals; the effectiveness of the Company’s strategy and strategic initiatives, including with respect to capital expenditures, portfolio simplification and capital allocation priorities; the Company’s pipeline of organic and inorganic investment opportunities; the effects of the macroeconomic environment and inflation on the Company and its customers; and the Company’s ability to generate continued value and return capital to shareholders.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.

Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to acquisitions (and integrations thereof), divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflict between Russia and Ukraine as well as the economic sanctions related thereto, and the ongoing conflict in Israel and Gaza), and the Company’s ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation, fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its environmental and sustainability goals, including with respect to greenhouse gas emissions; and to meet other social and governance goals, including challenges in implementation thereof; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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Sonoco Reports First Quarter 2024 Results - Page 7
References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports First Quarter 2024 Results - Page 8

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended
	March 31, 2024	April 2, 2023

Net sales	$1,637,543	$1,729,783
Cost of sales	1,299,990	1,355,355
Gross profit	337,553	374,428
Selling, general, and administrative expenses	193,482	187,976
Restructuring/Asset impairment charges	31,618	28,814
Gain on divestiture of business and other assets	—	72,010
Operating profit	112,453	229,648
Non-operating pension costs	3,295	3,658
Net interest expense	27,662	32,670
Income before income taxes	81,496	193,320
Provision for income taxes	17,360	46,912
Income before equity in earnings of affiliates	64,136	146,408
Equity in earnings of affiliates, net of tax	1,137	1,856
Net income	65,273	148,264
Net (income)/loss attributable to noncontrolling interests	(96)	55
Net income attributable to Sonoco	$65,177	$148,319

Weighted average common shares outstanding – diluted	99,159	98,615

Diluted earnings per common share	$0.66	$1.50
Dividends per common share	$0.51	$0.49

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Sonoco Reports First Quarter 2024 Results - Page 9

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2024	April 2, 2023
Net sales:
Consumer Packaging	$910,577	$958,008
Industrial Paper Packaging	593,060	615,855
Total reportable segments	1,503,637	1,573,863
All Other	133,906	155,920
Net sales	$1,637,543	$1,729,783

Operating profit:
Consumer Packaging	$93,027	$96,494
Industrial Paper Packaging	65,844	94,367
Segment operating profit	158,871	190,861
All Other	17,125	22,560
Corporate
Restructuring/Asset impairment charges	(31,618)	(28,814)
Amortization of acquisition intangibles	(22,939)	(21,164)
Gains from divestiture of business and other assets	—	72,010
Other operating charges, net	(8,986)	(5,805)
Operating profit	$112,453	$229,648

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Sonoco Reports First Quarter 2024 Results - Page 10

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2024	April 2, 2023

Net income	$65,273	$148,264
Net (gains)/losses on asset impairments, disposition of assets and divestiture of business and other assets	8,364	(53,064)
Depreciation, depletion and amortization	90,559	82,137
Pension and postretirement plan (contributions), net of non-cash expense	115	(523)
Changes in working capital	770	(91,489)
Changes in tax accounts	4,567	23,618
Other operating activity	(3,413)	(10,941)
Net cash provided by operating activities	166,235	98,002

Purchases of property, plant and equipment, net	(86,357)	(11,996)
Proceeds from the sale of business, net	—	13,839
Cost of acquisitions, net of cash acquired	(452)	—
Net repayments	(1,774)	(62,541)
Cash dividends	(50,144)	(47,731)
Payments for share repurchases	(9,139)	(10,576)
Other, including effects of exchange rates on cash	1,907	3,216
Net increase in cash and cash equivalents	20,276	(17,787)
Cash and cash equivalents at beginning of period	151,937	227,438
Cash and cash equivalents at end of period	$172,213	$209,651

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Sonoco Reports First Quarter 2024 Results - Page 11

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	March 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$172,213	$151,937
Trade accounts receivable, net of allowances	939,724	904,898
Other receivables	102,357	106,644
Inventories	749,022	773,501
Prepaid expenses	101,288	113,385
	2,064,604	2,050,365
Property, plant and equipment, net	1,921,848	1,906,137
Right of use asset-operating leases	332,587	314,944
Goodwill	1,796,077	1,810,654
Other intangible assets, net	828,085	853,670
Other assets	255,079	256,187
	$7,198,280	$7,191,957
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,116,351	$1,107,504
Notes payable and current portion of long-term debt	453,710	47,132
Accrued taxes	7,248	10,641
	1,577,309	1,165,277
Long-term debt, net of current portion	2,630,424	3,035,868
Noncurrent operating lease liabilities	282,877	265,454
Pension and other postretirement benefits	142,422	142,900
Deferred income taxes and other	137,766	150,623
Total equity	2,427,482	2,431,835
	$7,198,280	$7,191,957

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Sonoco Reports First Quarter 2024 Results - Page 12
Definition and Reconciliation of Non-GAAP Financial Measures

The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit”), reflect adjustments to the Company’s GAAP operating results to remove amounts (including the associated tax effects) relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses and other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses and other assets; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.

The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.

Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective
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Sonoco Reports First Quarter 2024 Results - Page 13
determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.

To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.

The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods presented:

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Earnings, and Adjusted EPS

	For the three-month period ended March 31, 2024
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$112,453	$81,496	$17,360	$65,177	$0.66
Acquisition, integration and divestiture-related costs	5,661	5,661	1,452	4,209	0.04
Changes in LIFO inventory reserves	431	431	108	323	—
Amortization of acquisition intangibles	22,939	22,939	5,573	17,366	0.18
Restructuring/Asset impairment charges	31,618	31,618	7,067	24,584	0.25
Non-operating pension costs	—	3,295	823	2,472	0.02
Net gain from derivatives	(286)	(286)	(72)	(214)	—
Other adjustments	3,180	3,180	5,605	(2,425)	(0.03)
Total adjustments	63,543	66,838	20,556	46,315	0.46
Adjusted	$175,996	$148,334	$37,916	$111,492	$1.12
Due to rounding, individual items may not sum appropriately.

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Sonoco Reports First Quarter 2024 Results - Page 14

	For the three-month period ended April 2, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$229,648	$193,320	$46,912	$148,319	$1.50
Acquisition, integration and divestiture-related costs	5,188	5,188	1,280	3,908	0.04
Changes in LIFO inventory reserves	(5,425)	(5,425)	(1,354)	(4,071)	(0.04)
Amortization of acquisition intangibles	21,164	21,164	5,127	16,037	0.16
Restructuring/Asset impairment charges	28,814	28,814	6,634	22,014	0.22
Gain on divestiture of business and other assets	(72,010)	(72,010)	(17,122)	(54,888)	(0.55)
Non-operating pension costs	—	3,658	909	2,749	0.03
Net loss from derivatives	6,085	6,085	1,518	4,567	0.05
Other adjustments	(43)	(43)	955	(997)	(0.01)
Total adjustments	(16,227)	(12,569)	(2,053)	(10,681)	(0.10)
Adjusted	$213,421	$180,751	$44,859	$137,638	$1.40
Due to rounding, individual items may not sum appropriately.

Adjusted EBITDA and Adjusted EBITDA Margin
	Three Months Ended
Dollars in thousands	March 31, 2024	April 2, 2023

Net income attributable to Sonoco	$65,177	$148,319
Adjustments:
Interest expense	31,220	34,232
Interest income	(3,558)	(1,562)
Provision for income taxes	17,360	46,912
Depreciation, depletion, and amortization	90,559	82,137
Non-operating pension costs	3,295	3,658
Net income/(loss) attributable to noncontrolling interests	96	(55)
Restructuring/Asset impairment charges	31,618	28,814
Changes in LIFO inventory reserves	431	(5,425)
Gain from divestiture of business and sale of other assets	—	(72,010)
Acquisition, integration and divestiture-related costs	5,661	5,188
Net (gain)/loss from derivatives	(286)	6,085
Other non-GAAP adjustments	3,180	(43)
Adjusted EBITDA	$244,753	$276,250

Net Sales	$1,637,543	$1,729,783
Net Income Margin	4.0%	8.6%
Adjusted EBITDA Margin	14.9%	16.0%
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Sonoco Reports First Quarter 2024 Results - Page 15
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses or other assets; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and the All Other group of businesses. Total operating profit is comprised of the sum of reportable segment and All Other operating profit plus certain items that have been allocated to Corporate, including amortization of acquisition intangibles; restructuring/asset impairment charges; changes in LIFO inventory reserves; acquisition, integration and divestiture-related costs; gains/losses from the sale of businesses or other assets; gains/losses on derivatives; and certain other items that were excluded from reportable segment and All Other operating profit.

The Company does not calculate net income by segment; therefore, Segment Adjusted EBITDA is reconciled to the most directly comparable GAAP measure of segment profitability, Segment Operating Profit, which is the measure of segment profit or loss in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended March 31, 2024
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$93,027	$65,844	$17,125	$(63,543)	$112,453
Adjustments:
Depreciation, depletion and amortization[1]	35,465	28,503	3,652	22,939	90,559
Equity in earnings of affiliates, net of tax	13	1,124	—	—	1,137
Restructuring/Asset impairment charges[2]	—	—	—	31,618	31,618
Changes in LIFO inventory reserves[3]	—	—	—	431	431
Acquisition, integration and divestiture-related costs[4]	—	—	—	5,661	5,661
Gain from divestiture of business and other assets	—	—	—	—	—
Net gains from derivatives[5]	—	—	—	(286)	(286)
Other non-GAAP adjustments	—	—	—	3,180	3,180
Segment Adjusted EBITDA	$128,505	$95,471	$20,777	$—	$244,753

Net Sales	$910,577	$593,060	$133,906
Segment Operating Profit Margin	10.2%	11.1%	12.8%
Segment Adjusted EBITDA Margin	14.1%	16.1%	15.5%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $16,102, the Industrial segment of $6,631, and the All Other group of businesses of $206.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $4,925, the Industrial segment of $22,603, and the All Other group of businesses of $1,148.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $92 and the Industrial segment of $339.
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $(124) and the Industrial segment of $655.
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Sonoco Reports First Quarter 2024 Results - Page 16
5Included in Corporate are net gains on derivatives associated with the Consumer segment of $(43), the Industrial segment of $(190), and the All Other group of businesses of $(53).

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended April 2, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$96,494	$94,367	$22,560	$16,227	$229,648
Adjustments:
Depreciation, depletion, and amortization[1]	32,549	24,878	3,546	21,164	82,137
Equity in earnings of affiliates, net of tax	75	1,781	—	—	1,856
Restructuring/Asset impairment charges[2]	—	—	—	28,814	28,814
Changes in LIFO inventory reserves[3]	—	—	—	(5,425)	(5,425)
Acquisition, integration and divestiture-related costs[4]	—	—	—	5,188	5,188
Gain from divestiture of business and other assets[5]	—	—	—	(72,010)	(72,010)
Net losses from derivatives[6]	—	—	—	6,085	6,085
Other non-GAAP adjustments	—	—	—	(43)	(43)
Segment Adjusted EBITDA	$129,118	$121,026	$26,106	$—	$276,250

Net Sales	$958,008	$615,855	$155,920
Segment Operating Profit Margin	10.1%	15.3%	14.5%
Segment Adjusted EBITDA Margin	13.5%	19.7%	16.7%

1Included in Corporate is amortization of acquisition intangibles associated with the Consumer segment of $16,226, the Industrial segment of $2,934, and the All Other group of businesses of $2,004.
2Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $2,680, the Industrial segment of $24,544, and the All Other group of businesses of $53.
3Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $6,102 and the Industrial segment of $(677).
4Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $779 and the Industrial segment of $289.
5Included in Corporate are gains from the sale of the Company’s timberland properties in the amount of $(60,945) and the sale of its S3 business in the amount of $(11,065), both of which are associated with the Industrial segment.
6Included in Corporate are net losses on derivatives associated with the Consumer segment of $946, the Industrial segment of $3,912, and the All Other group of businesses of $1,170.

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Sonoco Reports First Quarter 2024 Results - Page 17

Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Three Months Ended
FREE CASH FLOW	March 31, 2024	April 2, 2023

Net cash provided by operating activities	$166,235	$98,002
Purchase of property, plant and equipment, net	(86,357)	(11,996)
Free Cash Flow	$79,878	$86,006

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